Exhibit 10.17

OFFICE LEASE

Article 1.00  BASIC LEASE TERMS

1.01                        Parties.  This lease agreement (“Lease”) dated March 2, 2011 is entered into by and between 6340 International, LTD, a Texas limited partnership (hereinafter called “Landlord”), and Westec Acquisition Corp. a Delaware corporation (hereinafter called “Tenant”).

1.02                        Leased Premises.  In consideration of the rents, terms, provisions and covenants of this Lease, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, Suite 100 (“Leased Premises”) consisting of approximately 24,983 square feet located in a 30,100 square foot building at 6340 International Parkway, Plano, Texas 75093 (“Property”).  A legal description of the Property and an outline drawing of the Leased Premises are attached hereto as Exhibit “A”.

1.03                        Term.  Subject to and upon the conditions set forth herein, the “Term” of this Lease shall commence the earlier of the date on which Landlord makes the Leased Premises available for Tenant or on April 1, 2011 (the “Commencement Date”) and shall terminate June 30, 2016 (the “Expiation Date”).

1.04                        Base Rent, Security Deposit and Electricity.

(a)                                 “Base Rent” is abated from Commencement Date through June 30, 2011 and $299,796 annually ($24,983 per month) from July 1, 2011 through Expiration Date.

(b)                                 The “Security Deposit” is $24,983.

(c)                                  Tenant shall pay electricity from Commencement date through Expiration Date per Article 4.01 of this Lease.

1.05                        Notice Addresses.

Landlord’s Address: 6340 International LTD c/o Orion Realty Advisors, Inc. 13223 Glad Acres Drive Dallas, Texas 75234	Tenant’s Address: Westec Acquisition Corp. 6340 International Parkway, Suite 100 Plano, Texas 75093

1.06                        Permitted Use.

The Leased Premises shall be used and occupied only for the purpose of general office space and data processing equipment.

1.07                        Renewal; Expansion.

Tenant has the right to extend the term of the Lease for two additional terms (the “Option Term(s)”) of five (5) years beyond the Term (or first Option Term) upon the same terms as the Lease (except that there will be no further privilege of extension beyond the second Option Term) at Base Rent equal to the greater of (a) the Base Rent upon expiration of this Lease or (b) 95% of the then prevailing rent (“Fair Market Value”) for similar single story buildings within a two mile radius of the Property (the “Market Area”) taking into consideration expense reimbursements, use, location, size of space, leasehold improvements provided, quality, age and location of the building, financial status of tenant, rental concessions, other inducements, and the contract date, provided:

(a)                                 Tenant notifies Landlord of its election to exercise such right at least six (6) months and no more than eighteen (18) months prior to the expiration of the Lease Term or first Option Term;

(b)                                 at the time of the exercise of such right, there is no existing uncured Default of which Landlord has given notice and which Tenant has not remedied to Landlord’s satisfaction within the time limits in the Lease;

(c)                                  at the time of the exercise of such right, there has not been collectively during Lease Term more than three (3) notices by Landlord of Default and/or Tenant checks payable to Landlord which were returned by Tenant bank due to insufficient funds;

(d)                                 that the Lease has not terminated; and

(e)                                  that Tenant (as distinguished from a subtenant or assignee of the Lease) remains in possession of the Premises.

Following Tenant’s exercise of the Option Term, Landlord and Tenant shall attempt in good faith to determine the Fair Market Value.  If Landlord and Tenant are unable to agree on a Fair Market Value, either party may declare an impasse and notify the other party of a negotiating deadline (“Deadline”) which shall be thirty (30) days from the notification date.  Prior to the Deadline, Landlord and Tenant shall each prepare a proposal of Fair Market Value accompanied by all documentary evidence that the parties determine is relevant to their respective proposal.  Landlord and Tenant shall present their proposal to the other party by the Deadline.  Within five (5) business days following the deadline, Landlord and Tenant shall meet and once more attempt in good faith to determine the Fair Market Value.  If Landlord and Tenant are still unable to agree on a Fair Market Value, either party may notify the other party of its decision to employ an arbitrator and recommend an arbitrator who shall be an MAI appraiser, active during the then prior five (5) year period, and having appraised similar properties in the Market Area.  If Landlord and Tenant cannot agree to employ the recommended arbitrator, either Landlord or Tenant may petition the North Texas Chapter of the Appraisal Institute to appoint a qualified MAI appraiser and both Landlord and Tenant shall accept that appointment.  Landlord and Tenant shall each provide their proposal for Fair Market Value to the appointed arbitrator who shall review the proposals and any other information the arbitrator deems relevant.  The determination of the arbitrator shall be limited solely to the fact of whether Landlord’s or Tenant’s submitted Fair Market Value proposal is closer to the actual Fair Market Value in the opinion of the arbitrator and the arbitrator shall report that to both Landlord and Tenant and that proposal shall determine the Fair Market Value for the Option Term.  The arbitrator’s fee shall be paid by the party, Landlord or Tenant, whose proposal is farther from the actual Fair Market Value.

Tenant has the on-going right to expand the Leased Premises via a right of first refusal on any contiguous space that becomes vacant during the Term.  Landlord shall notify Tenant of such space and the terms under which Landlord is prepared to lease the space to an unrelated third party.  Upon receipt of such Landlord notice, Tenant shall have five (5) business days to notify Landlord it elects to lease the contiguous space.  Tenant may elect to make such expansion coterminous with Tenant’s Term, in which event Landlord may adjust prorata any offered inducements or allowances to reflect differential between third party lease term and Tenant’s remaining lease term.  If Tenant remaining lease term is then less than two years, Tenant must either extend its lease term and adjust its economic terms to coincide with the lease term and economic terms offered to the third party or waive its right of first refusal.  If Tenant waives this right of first refusal, or does not respond to Landlord notice within five (5) business days, Landlord may lease the contiguous space to any third party with no further notice to or consent from Tenant during a six month period beginning with date of Landlord notice.

Article 2.00  RENT

2.01                        Base Rent.  Tenant agrees to pay monthly as Base Rent during the Term the sum of money set forth in Section 1.04, of this Lease, which amount shall be payable together with all other sums due under this Lease (the “Additional Rent”) to Landlord at the address shown above.  One monthly installment of Base Rent shall be due and payable on the date of execution of this Lease by Tenant for the first month’s Base Rent and a like monthly installment shall be due and payable on or before the first day of each calendar month succeeding the Commencement Date during the Term; provided, if the Commencement Date should be a date other than the first day of a calendar month, the monthly Base Rent shall be prorated to the end of that calendar month, and all succeeding installments of Base Rent shall be payable on or before the first day of each succeeding calendar month during the Term.  Base Rent and Additional Rent are referred to herein collectively as “Rent”.

2.02                        Intentionally deleted.

2.03                        Operating Expenses.  In the event the Operating Expenses for the Building and/or the Property of which the Leased Premises are a part, shall, in any calendar year during the Term, exceed Landlord’s Operating Expenses for the Building and/or the Property for the period from April 1, 2011 through March 31, 2012 (the “Base Year”), Tenant agrees to pay as Additional Rent Tenant’s pro rata share of such excess Operating Expenses.  Landlord may invoice Tenant monthly for Tenant’s pro rata share of the estimated Operating Expenses for each calendar year, which amount shall be adjusted each year based upon anticipated Operating Expenses.  Within six (6) months following the close of each calendar year, Landlord shall provide Tenant an accounting showing in reasonable detail all computations of Additional Rent due under this section.  In the event the accounting shows that the total of the monthly payments made by Tenant exceeds the amount of Additional Rent due by Tenant under this section, the accounting shall reflect a credit against Base Rent and other charges due hereunder.  In the event the accounting shows that the total of the monthly payments made by Tenant is less than the amount of Additional Rent due by Tenant under this section, the account shall be accompanied by an invoice for the Additional Rent, and if in the last year of the Term, be accompanied by a refund.  Tenant shall have the right to engage an independent Certified Public Accountant or a qualified employee of Tenant at Tenant expense to conduct an audit of Landlord’s computations of Additional Rent due under this section.  If the audit concludes that Landlord has misstated Operating Expenses, Landlord shall correct the amount of Additional Rent.  If the audit concludes that Landlord has misstated Operating Expenses by more than 10% of the Base Year Operating Expense, Landlord shall additionally pay the cost of the audit not to exceed $5,000.  Notwithstanding any other provision in this Lease, during the year in which the Lease terminates, Landlord, prior to the termination date, shall have the option to invoice Tenant for Tenant’s pro rata share of the excess Operating Expenses based upon the previous year’s Operating Expenses.  If this Lease shall terminate on a day other than the last day of a calendar year, the amount of any Additional Rent payable by Tenant applicable to the year in which such termination shall occur shall be prorated on the ratio that the number of days from the commencement of the calendar year to and including the termination date bears to 365.  Tenant agrees to pay any Additional Rent due under this section within ten (10) days following receipt of the invoice or accounting showing Additional Rent due.

2.04                        Definition of Operating Expenses.  The term “Operating Expenses” includes all expenses incurred by Landlord with respect to the maintenance and operation of the Building and/or the Property of which the Leased Premises are a part, including, but not limited to, the following:  maintenance, repair and replacement costs; security; management fees, wages and benefits payable to employees of Landlord whose duties are directly connected with the operation and maintenance of the Building and/or the Property; all services, utilities, supplies, repairs, replacements or other expenses for maintaining and operating the common and parking areas including fire sprinkler system and monitoring; the cost, including interest, amortized over its useful life, of any capital improvement made to the Building and/or the Property by Landlord after the date of this Lease which is required under any governmental law or regulation that was not applicable the Building and/or the Property at the time it was constructed; the cost, including interest, amortized over its useful life, of installation of any device or other equipment which improves the operating efficiency of any system within the Leased Premises and thereby reduces Operating Expenses; all other expenses which would generally be regarded as operating and maintenance expenses which would reasonably be amortized over a period not to exceed five years; all real property taxes and installments of special assessments; and all insurance premiums Landlord is required to pay or deems necessary to pay, including public liability insurance, with respect to the Building and/or the Property.  Notwithstanding this Article 2.04, Landlord agrees to limit the sum of controllable Operating Expenses in any calendar year to the sum of controllable Base Year Operating Expenses adjusted upward by 10% per year.  Furthermore, Landlord agrees to limit management fees as a component of Operating Expenses to 4% of the sum of Base Rent and Additional Rent.

The term Operating Expenses does not include repairs, restoration or other work occasioned by fire, wind, the elements or other casualty loss to the extent covered by insurance; income and franchise taxes of Landlord; expenses incurred in lease to or procuring of lessees, leasing commissions, advertising expenses and expenses for the renovating of space for new lessees; interest or principal payments on any mortgage or other indebtedness of Landlord; compensation paid to any employee of Landlord above the grade of property manager; any depreciation allowance or expense; or Operating Expenses which are the responsibility of Tenant (electricity, janitorial services, HVAC system maintenance, plumbing maintenance, and intrusion alarm monitoring.

2.05                        Late Payment Charge.  Other remedies for nonpayment of Rent notwithstanding, if the monthly rental payment is not received by Landlord on or before the fifth day of the month for which the Rent is due, or if any other payment due Landlord by Tenant is not received by Landlord on or before the fifth day of the month next following the month in which Tenant was invoiced, a late payment charge of five percent of such past due amount shall become due and payable in addition to such amounts owed under this Lease.  Notwithstanding this Article 2.05, Tenant may request waiver of, and Landlord shall waive, a late payment charge two times during the Term.

2.06                        Increase in Insurance Premiums.  If an increase in any insurance premiums paid by Landlord for the Building and/or the Property is caused by Tenant’s use of the Leased Premises in a manner other than as set forth in Section 1.06, or if Tenant vacates the Leased Premises and causes an increase in such premiums, then Tenant shall pay as Additional Rent the amount of such increase to Landlord.

2.07                        Security Deposit.  The Security Deposit set forth above shall be held by Landlord for the performance of Tenant’s covenants and obligations under this Lease, it being expressly understood that the Security Deposit shall not be considered an advance payment of Rent or a measure of Landlord’s damage in case of default by Tenant.  Upon the occurrence of any event of default by Tenant or breach by Tenant of Tenant’s covenants under this Lease, Landlord may, from time to time, with prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrearage of Rent, or to repair any damage or injury, or pay any expense or liability incurred by Landlord as a result of the event of default or breach of covenant, and any remaining balance of the Security Deposit shall be returned by Landlord to Tenant upon termination of this Lease.  If any portion of the Security Deposit is so used or applied, Tenant shall upon ten (10) days written notice from Landlord, deposit with Landlord by cash or cashier’s check an amount sufficient to restore the Security Deposit to its original amount.

2.08                        Holding Over.  In the event that Tenant does not vacate the Leased Premises upon the expiration or termination of this Lease, Tenant shall be a tenant at will for the holdover period and all of the terms and provisions of this Lease shall be applicable during that period, except that Tenant shall pay Landlord as Base Rent for the period of such holdover an amount equal to 1.5 times the Base Rent which would have been by Tenant had the holdover period been a part of the original Term.  Tenant agrees to vacate and deliver the Leased Premises to Landlord upon Tenant’s receipt of notice from Landlord to vacate.  The Rent payable during the holdover period shall be payable to Landlord on demand.  No holding over by Tenant, whether with or without the consent of Landlord, shall operate to extend the Term.

Article 3.00  OCCUPANCY AND USE

3.01                        Use.  Tenant warrants and represents to Landlord that the Leased Premises shall be used and occupied only for the purpose as set forth in Section 1.06.  Tenant shall occupy the Leased Premises, conduct its business and control its agents, employees, invitees and visitors in such a manner as is lawful, reputable and will not create a nuisance.  Tenant shall not permit any operation which emits any odor or matter which intrudes into other portions of the Building and/or the Property, use any apparatus or machine which makes undue noise or causes vibration in any portion of the Building and/or the Property or otherwise interfere with, annoy or disturb any other lessee in its normal business operations or Landlord in its management of the Building and/or the Property.  Tenant shall neither permit any waste on the Leased Premises nor allow the Leased Premises to be used in any way which would, in the opinion of Landlord, be extra hazardous on account of fire or which would in any way increase or render void the fire insurance on the Building and/or the Property.  If at any time during the Term the State Board of Insurance or other insurance authority disallows any of Landlord’s sprinkler credits or imposes an additional penalty or surcharge in Landlord’s insurance premiums because of Tenant’s original or subsequent placement or use of storage racks or bins, method of storage or nature of Tenant’s inventory or any other act of Tenant, Tenant agrees to pay as Additional Rent the increase in Landlord’s insurance premiums.

3.02                        Signs; Parking.  No sign of any type or description shall be erected, placed or painted in or about the Leased Premises, the Building or the Property except those signs submitted to Landlord in writing and approved by Landlord in writing, and which signs are in conformance with Landlord’s sign criteria established for the Building and/or the Property.  Tenant shall have use of 50% of the space on Property monument sign and Tenant shall have the right to install a building sign, subject to City of Plano regulations and Landlord’s prior approval of the building sign.

Tenant shall have non-exclusive use of 114 parking spaces including visitors and handicapped spaces.  Tenant may mark, at Tenant expense, up to ten parking spaces on the north or west side of the Property for reserved use.

3.03                        Compliance with Laws, Rules and Regulations.  Tenant, at Tenant’s sole cost and expense, shall comply with all laws ordinances, orders, rules and regulations of state, federal, municipal or other agencies or bodies having jurisdiction over use, condition and occupancy of the Leased Premises.  Tenant shall comply with the rules and regulations of the Building and/or the Property adopted by Landlord which are set forth on Exhibit “B” attached to this Lease.  Landlord shall have the right at all times to change and amend the rules and regulations in any reasonable manner as may be deemed advisable for the safety, care, cleanliness, preservation of good order and operating or use of the Building, the Property and/or the Leased Premises.  All changes and amendments to the rules and regulations of the Building and/or the Property will be sent by Landlord to Tenant in writing and shall thereafter be carried out and observed by Tenant.

3.04                        Quiet Enjoyment.  Tenant, subject to the terms and provisions of this Lease on payment of Rent and observing, keeping and performing all the terms or provisions of this Lease on its part to be observed, kept and performed shall lawfully, peacefully and quietly have, hold and enjoy the Leased Premises during the term hereof on and after the term Commencement

Date, subject nevertheless to the terms and conditions of this Lease and to any ground or underlying lease and/or mortgage(s).  It is understood and agreed, however, that this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and its successors only with respect to breaches occurring during its or their respective ownership of Landlord’s interest hereunder.  Landlord shall not be responsible for the acts or omissions of any other lessee or third party that may interfere with Tenant’s quiet enjoyment of the Leased Premises.

3.05                        Inspection.  Landlord or its authorized agents shall, with reasonable prior notice except for emergency response, at any and all reasonable times have the right to enter the Leased Premises to inspect the same, to supply janitorial service or any other service to be provided by Landlord, to show the Leased Premises to prospective purchasers or lessees only during the last six months of Term, and to alter, improve or repair the Leased Premises or any other portion of the Building and/or the Property.  Tenant hereby waives any claim for damages for injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or use of the Leased Premises, and any other loss occasioned thereby.  Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Leased Premises.  Tenant shall not change Landlord’s lock system or in any other manner prohibit Landlord from entering the Leased Premises.  Landlord shall have the right to use any and all means which Landlord may deem proper to open any door in an emergency without liability therefor.

3.06                        Hazardous Materials Defined.  For purposes of this Lease, the term “Hazardous Materials” shall mean:  (a) any “hazardous waste” as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §  6901 et seq.) (“RCRA”), as amended from time to time, and regulations promulgated thereunder; (b) any “hazardous substance” being “released” in “reportable quantity” as such terms are defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. §  9601 et seq.) (“CERCLA”), as amended from time to time, and regulations promulgated thereunder; (c) asbestos; (d) polychlorinated biphenyls; (e) urea formaldehyde insulation; (f) “hazardous chemicals” or “extremely hazardous substances”, in quantities sufficient to require reporting, registration, notification and/or special treatment or handling under the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. § §  11001, et seq.) (“EPCRA”), as amended from time to time and regulations promulgated thereunder; (g) any “hazardous chemicals” in levels that would result in exposures limits established pursuant to the Occupational Safety and Health Act of 1970 (29 U.S.C. § §  651, et seq.)(“OSHA”), as amended from time to time and regulations promulgated thereunder; (h) any substance which requires reporting, registration, notification, removal, abatement and/or special treatment, storage, handling or disposal under Sections 6, 7 or 8 of the Toxic Substances Control Act (15 U.S.C. § §  2601 et seq.) (“TSCA”) as amended from time to time and regulations promulgated thereunder; (i) any toxic or hazardous chemicals described in (29 C.F.R. 1910/1000-1047) in levels which would result in exposures greater than those allowed by the permissible exposures greater than those allowed by the permissible exposure limits pursuant to such regulations; (j) the contents of any storage tanks, whether above or below ground; (k) materials related to those described in subparagraphs (a) through (j) hereof; and (l) anything defined as hazardous or toxic under any now existing or hereinafter enacted statute.

3.07                        Environmental Regulations Defined.  The term “Environmental Regulations” shall mean any law, statute, regulation, order or rule now or hereafter promulgated by any governmental authority, whether local, state or federal, relating to air pollution, water pollution, noise control and/or transporting, storing, handling, discharge, disposal or recovery of on-site or off-site hazardous substances or materials, as same may be amended from time to time, including without limitation, the following:  (a) the Clean Air Act (42 U.S.C. § §  7401 et seq.); (b) Marine Protection, Research and Sanctuaries Act (33 U.S.C. § §  1401-1445); (c) the Clean Water Act (33 U.S.C. § §  1251 et seq.);(d) RCRA, as amended by the Hazardous and Solid Waste Amendments of 1984 (42 U.S.C. § §  6901 et seq.); (e) CERCLA, as amended by the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. § §  9601 et seq.); (f) TSCA; (g) the Federal Insecticide, Fungicide and Rodenticide Act, as amended (7 U.S.C. § §  135 et seq.); (h) the Safe Drinking Water Act (42 U.S.C. § §  300(f) et seq.); (i) OSHA; (j) the Hazardous Liquid Pipeline Safety Act (49 U.S.C.§ §  2001 et seq.); (k) the Hazardous Materials Transportation Act (49 U.S.C. § §  1801 et seq.); (l) the Noise Control Act of 1972 (42 U.S.C. § §  4901 et seq.); (m) EPCRA; (n) National Environmental Policy Act (42 U.S.C. § §  4321-4347).

3.08                        Environmental Compliance.  Tenant shall not use or permit the Leased Premises to be used in violation of any Environmental Regulations.  Tenant shall assume sole and full responsibility for compliance with the terms of this Article 3.00 and with all Environmental Regulations, and shall remedy at its sole cost and expense, all such violations, provided that Landlord’s approval of any remedial actions shall first be obtained, in writing, which approval shall not be unreasonably withheld.  Tenant shall not use, generate, release, store, treat, dispose of, or otherwise deposit, in, on, under or about the Leased Premises, any Hazardous Materials, or permit or allow any third party to do so, without Landlord’s express, prior, written consent.  Tenant shall pay or reimburse Landlord for any costs or expenses incurred by Landlord, including reasonable attorneys’, engineers’, consultants’ and other experts’ fees and disbursements incurred or payable to determine, review, approve, consent to or monitor compliance with Environmental Regulations, including, without limitation, above and below ground testing.  Landlord is hereby authorized to enter upon the Leased Premises for such purposes.  Landlord’s election to conduct inspections of the Leased Premises shall not be construed as approval of Tenant’s use of the Leased Premises or an assumption by Landlord of any responsibility for Tenant’s use of the Leased Premises or Hazardous Materials.  Tenant will supply Landlord with historical and operational information regarding the Leased Premises, including without limitation, all reports required to be filed with governmental agencies, as may be reasonably requested by Landlord to facilitate site assessment, and will make available for meetings with Landlord, appropriate personnel having knowledge of such matters.  If Tenant fails to comply with the provisions of this Article 3.00 or if there is imminent danger such that delay in compliance might result in increased hazard, Landlord shall have the right, but not the obligation, without in any way limiting Landlord’s other rights and remedies, to enter upon the Leased Premises or to take such other actions as Landlord deems necessary or advisable to clean up, remove, resolve, or minimize the impact of, or otherwise deal with, any Hazardous Materials on or affecting the Leased Premises following the receipt of any notice or information asserting the existence of any Hazardous Materials.  All reasonable costs and expenses paid or incurred by Landlord in the exercise of any such rights shall be payable by Tenant to Landlord upon demand plus default interest.  Tenant shall provide Landlord with written notification, immediately upon the discovery or notice (from a governmental authority or other entity) or reasonable grounds to suspect the presence in the Leased Premises, the Building and/or the Property of any Hazardous

Materials or conditions that violate or could reasonably be expected to violate this Article 3.00, together with a full description thereof.

3.09                        Termination, Cancellation, Surrender.  Upon any termination, cancellation or surrender of this Lease, Tenant shall deliver the Leased Premises to Landlord free of any and all Hazardous Materials placed on the Property by Tenant.

Article 4.00  UTILITIES AND SERVICE

4.01                        Building Services.  Landlord shall provide the normal utility service connections to the Building.  Landlord shall pay all utility costs, except electricity, as Operating Expenses.  Landlord shall pay electricity and charge Tenant for electricity based on (a) sub metered usage and (b) Landlord’s cost per unit of usage.  Landlord may charge Tenant for estimated electricity cost and periodically, but no less often than once per calendar year, adjust sub metered usage and Landlord’s cost per unit of usage to actual.  Tenant shall pay all costs caused by Tenant introducing excessive pollutants or solids other than ordinary human waste into the sanitary sewer system, including permits, fees and charges levied by any governmental subdivision for any such pollutants or solids.  Tenant shall be responsible for the installation and maintenance of any dilution tanks, holding tanks, settling tanks, sewer sampling devices, sand traps, grease traps or similar devices as may be required by any governmental subdivision for Tenant’s use of the sanitary sewer system.  If the Leased Premises are in a multi-occupancy Building, Tenant shall pay all surcharges levied due to Tenant’s use of sanitary sewer or waste removal services insofar as such surcharges affect Landlord or other lessees in the Building.

4.02                        Theft or Burglary.  Landlord shall not be liable to Tenant for losses to Tenant’s property or personal injury caused by criminal acts or entry by unauthorized persons into the Leased Premises, the Building or the Property.

Article 5.00  REPAIRS AND MAINTENANCE

5.01                        Landlord Repairs.  Landlord shall not be required to make any improvements, replacements or repairs of any kind or character to the Leased Premises or the Property during the Term except as are set forth in this section.  Landlord shall maintain only the roof, foundation, parking and common areas, and the structural soundness of the exterior walls (excluding windows, window glass, plate glass and doors).  Landlord’s cost of maintaining the items set forth in this section is subject to the Additional Rent provisions in Section 2.03.  Landlord shall not be liable to Tenant, except as expressly provided in this Lease, for any damage or inconvenience, and Tenant shall not be entitled to any abatement or reduction of Rent by reason of any repairs, alterations or additions made by Landlord under this Lease.

5.02                        Tenant Repairs.  Tenant shall, at its sole cost and expense, maintain, repair and replace all other parts of the Leased Premises in good repair and condition, including, but not limited to, heating, ventilating and air conditioning systems (“HVAC”) (except as set forth in Section 5.01).  Notwithstanding this Article 5.02, Landlord shall deliver the Premises to Tenant with rooftop HVAC units in good operating condition to be verified by Tenant’s HVAC contractor and Landlord will absorb Tenant expenses to the HVAC in excess of $9,743 per calendar year.  Tenant shall repair and pay for any damage caused by any act or omission of

Tenant or Tenant’s agents, employees, invitees, licensees or visitors.  If Tenant fails to make the repairs or replacements promptly as required herein, Landlord may, at its option, make the repairs and replacements and the cost of such repairs and replacements shall be charged to Tenant as Additional Rent and shall become due and payable by Tenant within ten (10) days from receipt of Landlord’s invoice.  Costs incurred under this section are the total responsibility of Tenant, or Landlord if in excess of $9,743 per calendar year for HVAC, and do not constitute Operating Expenses under Section 2.03.

5.03                        Request for Repairs.  All requests for repairs or maintenance that are the responsibility of Landlord pursuant to any provision of this Lease must be made in writing to Landlord at the address in Section 1.05.

5.04                        Tenant Damages.  Tenant shall not allow any damage to be committed on any portion of the Leased Premises, the Building or the Property, and at the termination of this Lease, by lapse of time or otherwise.  Tenant shall deliver the Leased Premises to Landlord in as good condition as exists at the Commencement Date of this Lease, ordinary wear and tear excepted.  The cost and expense of any repairs necessary to restore the condition of the Leased Premises shall be borne by Tenant.

5.05                        Maintenance Contract.  Tenant shall, at its sole cost and expense, during the Term maintain a regularly scheduled preventative maintenance/service contract with a maintenance contractor for the servicing of all hot water, heating and air conditioning systems and equipment within the Leased Premises, including the rooftop HVAC units serving the Leased Premises.  The maintenance contractor and contract must be approved by Landlord and must include monthly servicing, replacement of filters, replacement or adjustment of drive belts, periodic lubrication and oil change and any other services suggested by the equipment manufacturer.

Article 6.00  ALTERATIONS AND IMPROVEMENTS

6.01                        Landlord’s Work.  Landlord shall repair the ceramic tile floor in the shower within the men’s rest room.  Landlord represents to Tenant that the Leased Premises and the Property conform to applicable regulatory codes as of the date of this Lease and will correct deficiencies identified by Tenant upon written notice of same.

6.02                        Tenant Improvements.  Landlord shall provide Tenant an allowance of $124,915 in consideration of Tenant’s cost of repainting and recarpeting the Leased Premises, construction of five additional offices, phone/data cabling, relocation expenses, adding add an auxiliary HVAC unit to serve voice and/or data equipment room.  Tenant Improvement allowance shall be paid by Landlord within thirty (30) days of Tenant’s written request which shall include copies of paid invoices and notarized lien waivers from vendors performing work for Tenant.  Tenant shall not make or allow to be made any alterations or physical additions in or to the Leased Premises without first obtaining the written consent of Landlord, which consent may in the sole and absolute discretion of Landlord be denied.  Any alterations, physical additions or improvements to the Leased Premises made by Tenant shall at once become the property of Landlord and shall be surrendered to Landlord upon the termination of this Lease; provided, however, Landlord, at its option, may require Tenant to remove any physical additions other than the five offices and the auxiliary HVAC unit serving voice and/or data room and/or repair any alterations in order to restore the Leased Premises to the condition existing at the time Tenant took possession, all costs of removal and/or alterations to be borne by Tenant.  This clause shall not apply to moveable equipment or furniture owned by Tenant, which may be removed by Tenant at the end of the Term if Tenant is not then in default and if such equipment and furniture are not then subject to any other rights, liens and interest of Landlord.

6.03                        Mechanics Lien.  Tenant shall not permit any mechanic’s or materialman’s lien(s) or other lien to be placed upon the Leased Premises, the Building or the Property and nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any person for the performance of any labor or the furnishing of any materials to the Leased Premises, or any part thereof, nor as giving Tenant any right, power, or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to any mechanic’s, materialman’s or other lien against the Leased Premises.  In the event any such lien is attached to the Leased Premises, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, obtain the release of or otherwise discharge the same.  Any amount paid by Landlord for any of the aforesaid purposes shall be paid by Tenant to Landlord on demand as Additional Rent.

Article 7.00  CASUALTY AND INSURANCE

7.01                        Substantial Destruction.  If the Leased Premises should be totally destroyed by fire or other casualty, or if the Leased Premises should be damaged so that rebuilding, in Landlord’s estimation, cannot be completed within one hundred eighty (180) days after the date of written notification by Tenant to Landlord of the destruction, this Lease shall terminate and the Base Rent shall be abated for the unexpired portion of the Term, effective as of the date of Substantial Destruction.

7.02                        Partial Destruction.  If the Leased Premises should be partially damaged by fire or other casualty, and rebuilding or repairs, in Landlord’s estimation, can be completed within one hundred eighty (180) days from the date of written notification by Tenant to Landlord of the destruction, this Lease shall not terminate, and Landlord shall, to the extent of insurance proceeds received, then proceed with reasonable diligence to rebuild and repair the Building to substantially the same condition in which they existed prior to the damage.  Landlord shall not be required, however, to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in, on or about the Leased Premises by Tenant or on behalf of Tenant as a part of Tenant finish out.  If the Leased Premises are to be rebuilt or repaired and are untenantable in whole or in part following the damage, and the damage or destruction was not caused or contributed to by act or negligence of Tenant, its agents, employees, invitees or those for whom Tenant is responsible, the Base Rent payable under this Lease during the period for which the Leased Premises are untenantable shall be adjusted to such an extent as may be fair and reasonable under the circumstances.  In the event that Landlord fails to complete the necessary repairs or rebuilding within one hundred eighty (180) days from the date of written notification by Tenant to Landlord of the destruction, Tenant may at its option and as its sole remedy terminate this Lease by delivering written notice of termination to Landlord, whereupon all rights and obligations under this Lease shall cease.  Notwithstanding anything herein to the contrary, if the holder of any indebtedness secured by a mortgage or deed of trust covering the Building and/or the Property requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made, and all rights and obligations under this Lease shall then cease.

7.03                        Landlord’s Insurance.  Landlord shall at all times during the Term maintain adequate fire and extended coverage insurance, insuring the Building and/or the Property; provided, however, Landlord shall not be obligated in any way or manner to insure any personal property of Tenant upon or within the Leased Premises, any fixtures (whether installed or paid for by Tenant or Landlord) upon or within the Leased Premises, or any improvements to the Leased Premises (whether installed or paid for by Tenant or Landlord).  Tenant shall have no right in or claim to the proceeds of any policy of insurance maintained by Landlord even though the cost of such insurance is borne by Tenant as set forth in Article 2.00.  Landlord may satisfy at any time all or part of the requirements of this Section 7.03 by means of self-insurance.  The use of self-insurance by Landlord shall not affect Tenant’s obligation to pay its proportionate share of the cost of Landlord’s insurance, and the amount of that share shall be based on what Landlord would pay if Landlord purchased such insurance.

7.04                        Tenant’s Insurance:

(a)           Tenant shall provide and maintain a Broad Form Commercial Liability Policy of insurance with respect to the Leased Premises with coverage limits of at least One Million and No/100 Dollars ($1,000,000) per occurrence, combined single limit, naming Landlord, Landlord’s managing agent, and any designee of Landlord as additional insureds.  Such policy shall protect Landlord, its managing agent, and any designee of Landlord against any liability which arises from any occurrence on or about the Leased Premises or which results in any claims, suits, proceedings, actions, causes of action, responsibility, liability, demands, judgments and executions, including reasonable attorneys’ fees and costs (collectively, “Claims”).

(b)           Tenant shall carry fire and all-risk coverage, vandalism and malicious mischief insurance covering all the improvements (whether existing or installed by Tenant or Landlord), stock in trade, fixtures, furniture, furnishings, removable floor coverings, trade equipment, signs and all other decorations in the Leased Premises for one hundred percent (100%) of their full replacement cost.  In the event of casualty loss hereunder, the proceeds of such insurance shall be applied solely to the replacement, restoration and refurbishment of such damaged items.

(c)                                  If Tenant uses steam boilers for heating and/or installs or maintains air conditioning equipment in excess of 30 HP, Tenant shall provide Boiler and Machinery Insurance with a Five Hundred Thousand Dollars ($500,000.00) per accident limit including broad form coverage endorsement and repair or replacement endorsement.  The policy shall name Landlord as an additional insured.

(d)           Tenant shall also carry adequate worker’s compensation insurance in no less than statutorily required amounts, covering its employees in the Leased Premises containing a waiver of subrogation in favor of Landlord, and Tenant hereby indemnifies, agrees to hold harmless, and at Landlord’s option defend, Landlord from and against all claims arising out of any loss suffered by any employee of Tenant at the Building and/or the Property which would have been or is covered by an appropriate worker’s compensation insurance policy.

(e)           On or before Tenant enters the Leased Premises for any reason, and again before any insurance policy expires, Tenant shall deliver to Landlord an original certificate of insurance.

(f)                                   All insurance policies required to be carried under this Lease by or on behalf of Tenant shall provide (and any certificate evidencing the existence of any insurance policies, shall certify) that unless Landlord is given ten (10) days’ written notice:  (i) the insurance shall not be canceled, (ii) the insurer shall renew the insurance policies, and (iii) no material change may be made in the insurance policies.

(g)                                  If Tenant fails to comply with any of the Insurance Requirements stated in this Lease, Landlord may obtain such insurance and keep the same in effect and Tenant shall pay to Landlord the premium cost thereof upon demand.

(h)                                 All policies of insurance required to be carried by Tenant under this Lease shall (i) be written by good and solvent insurance companies satisfactory to Landlord, (ii) contain a Cross Liability endorsement, and (3) contain a provision stating “the insurance provided Landlord hereunder shall be primary and non-contributing with any other insurance available to, or carried by, Landlord.”

(i)                                     Vendors to Tenant providing services on the Property shall be required by Tenant to comply with this Article 7.04.

7.05                        Waiver of Subrogation.  Anything in this Lease to the contrary notwithstanding, each party hereby waives any and every right or cause of action for the events which occur or accrue during the Term for any and all loss of, or damage to, any of its property (whether or not such loss or damage is caused by the fault or negligence of the other party or anyone for whom said other party may be responsible), which loss or damage is covered by valid and collectible fire, extended coverage, “All Risk” or similar policies covering real property, personal property or business interruption insurance policies, to the extent that such loss or damage is recovered under said insurance policies.  Said waivers shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss or damage to property of the parties hereto.  Written notice of the terms of such mutual waivers shall be given to each insurance carrier and the insurance policies shall be properly endorsed, if necessary, to prevent the invalidation of coverage by reason of said waivers.

7.06                        Hold Harmless.  Landlord shall not be liable to Tenant’s employees, agents, invitees, licensees or visitors, or to any other person, for an injury to person or damage to property on or about the Leased Premises under express or implied invitation by Tenant, or caused by the improvements located on the Leased Premises becoming out of repair, the failure or cessation of any service provided by Landlord (including security service and devises), or resulting from water, electricity, gas, oil or steam, or the lack thereof, or the bursting, stoppage, leakage of pipes or water, snow or ice being upon or coming through the roof, stairs, walks, drains or any other place in the Leased Premises, the Building and/or the Property or from any other cause whatsoever.  All personal property and improvements in the Leased Premises, of whatever nature, whether owned, leased or installed by Landlord, Tenant or any other person, shall be and remain at Tenant’s sole risk.  Tenant agrees to indemnify and hold harmless Landlord of and from any loss, attorney’s fees, expenses or claims arising out of any such damage or injury.  Tenant shall not be liable to Landlord’s employees, agents, invitees, licensees, or visitors for an injury to person or damage to property on or about the Leased Premises under express or implied invitation by Landlord.

Article 8.00  CONDEMNATION

8.01                        Substantial Taking.  If all or a substantial part of the Leased Premises, the Building or the Property is taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, this Lease shall terminate and the Base Rent shall be abated during the unexpired portion of the Term effective on the date physical possession is taken by the condemning authority.  Tenant shall have no claim to the condemnation award or proceeds in lieu thereof.

8.02                        Partial Taking.  If a portion of the Leased Premises, the Building or the Property shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent or by purchase in lieu thereof, and this Lease not terminated as provided in Section 8.01 above, Landlord may terminate this Lease (whether or not the Leased Premises are affected thereby) by giving written notice thereof to Tenant within sixty (60) days after the right of election accrues, in which event this Lease shall terminate as of the date when physical possession of such portion of the Leased Premises, the Building or the Property is taken by the condemning authority.  If upon any such taking or sale of less than the whole or substantially the whole of the Leased Premises, the Building or the Property, this Lease shall not be thus terminated, the Base Rent payable hereunder shall be diminished by an amount representing that part of the Base Rent properly allocable to the portion so taken or sold, and Landlord shall, at Landlord’s sole expense, restore and reconstruct the Building and/or the Property and the Leased Premises to their former condition to the extent feasible, but such work shall not exceed the scope of the work done by Landlord in originally constructing the Building and the Leased Premises, nor shall Landlord be required to spend for such work an amount in excess of the condemnation award or proceeds in lieu thereof, and Tenant shall not be entitled to and expressly waives all claim to any such compensation.

Article 9.00  ASSIGNMENT OR SUBLEASE

9.01                        Landlord Assignment.  Landlord shall have the right to sell, transfer or assign, in whole or in part, its rights and obligations under this Lease, in the Building and in the Property.  Any such sale, transfer or assignment shall operate to release Landlord from any and all liabilities under this Lease arising after the date of such sale, assignment or transfer provided that the buyer, assignee, or transferee assumes such liabilities under this Lease.

9.02                        Tenant Assignment.  Tenant may assign the Lease or sublease all or any portion of the Leased Premises to any parent company, subsidiary, affiliate, or a successor entity of Tenant with a net worth equal to or greater than $15 million without Landlord consent however Tenant shall immediately notify Landlord of such assignment.  Tenant shall not assign, in whole or in part, this Lease, or allow it to be assigned, to an unaffiliated entity, in whole or in part, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed by Landlord.  No assignee or sublessee of the Leased Premises or any portion thereof may assign or sublet the Leased Premises or any portion thereof.

9.03                        Conditions of Assignment.  If Tenant desires to assign or sublet all or any part of the Leased Premises to an unaffiliated entity, it shall so notify Landlord at least thirty (30) days in advance of the date on which Tenant desires to make such assignment or sublease.  Tenant shall provide Landlord with a copy of the proposed assignment or sublease and such information as Landlord might request concerning the proposed sublessee or assignee to allow Landlord to make informed judgments as to the financial condition, reputation, operations and general desirability of the proposed sublessee or assignee.  Within fifteen (15) days after Landlord’s receipt of Tenant’s proposed assignment or sublease and all required information concerning the proposed sublessee or assignee, Landlord shall have the following options:  (a) cancel this Lease as to the Leased Premises or portion thereof proposed to be assigned or sublet; (b) consent to the proposed assignment or sublease, and, if the rent due and payable by any assignee or sublessee under any such permitted assignment or sublease, or a combination of the rent payable under such assignment or sublease plus any bonus or any other consideration or any payment incident thereto after Tenant first recoups its out of pocket leasing costs in connection with the assignment or sublease, exceeds the Rent payable under the Lease for such space, Tenant shall pay to Landlord fifty percent (50%) of all such excess rent and other excess consideration within ten (10) days following receipt thereof by Tenant, or (c) refuse, in its sole and absolute discretion and judgment, to consent to the proposed assignment or sublease, which refusal shall be deemed to have been exercised unless Landlord gives Tenant written notice providing otherwise.  Upon the occurrence of an event of default, if all or any part of the Leased Premises are then assigned or sublet, Landlord, in addition to any other remedies provided by this Lease or provided by law, may, at its option, collect directly from the assignee or sublessee all rent becoming due to Tenant by reason of the assignment or sublease, and Landlord shall have a security interest in all properties on the Leased Premises to secure payment of such sums.  Any collection directly by Landlord from the assignee or sublessee shall not be construed to constitute a novation or a release of Tenant or any guarantor from the further performance of its obligations under this Lease.

9.04                        Subordination.  Tenant accepts this Lease subject and subordinate to any recorded mortgage or deed of trust lien presently existing or hereafter created upon the Building or the Property and to all existing recorded restrictions, covenants, easements and agreements with respect to the Building or the Property.  Landlord is hereby irrevocably vested with full power and authority to subordinate Tenant’s interest under this Lease to any first mortgage or deed of trust lien hereafter placed on the Leased Premises, and Tenant agrees upon demand to execute additional instruments subordinating this Lease as Landlord may require.  If the interests of

Landlord under this Lease shall be transferred by reason of foreclosure or other proceedings for enforcement of any first mortgage or deed of trust lien on the Leased Premises, Tenant shall be bound to the transferee (sometimes called the “Purchaser”) at the option of the Purchaser, under the terms, covenants and conditions of this Lease for the balance of the remaining Term, including any extensions or renewals, with the same force and effect as if the Purchaser were Landlord under this Lease, and, if requested by the Purchaser, Tenant agrees to attorn to the Purchaser, including the first mortgagee under, any such mortgage if it is the Purchaser, as its Landlord.  Notwithstanding this Article 9.04, Landlord shall use its best efforts to cause mortgagee to enter into a commercially reasonable Subordination and Non-disturbance Agreement with Tenant.

9.05                        Estoppel Certificates.  Tenant agrees to furnish, from time to time, within ten (10) days after receipt of a request from Landlord or Landlord’s mortgagee, a statement certifying, if applicable, the following:  Tenant is in possession of the Leased Premises; the Leased Premises are acceptable; the Lease is in full force and effect; the Lease is unmodified; Tenant claims no present charge, lien, or claim of offset against Rent; the Rent is paid for the current month, but is not prepaid for more than one (1) month and will not be prepaid for more than one (1) month in advance; there is no existing default by reason of some act or omission by Landlord; and such other matters as may be reasonably required by Landlord or Landlord’s mortgagee.  Tenant’s failure to deliver such statement, in addition to being a default under this Lease, shall be deemed to establish conclusively that this Lease is in full force and effect except as declared by Landlord, that Landlord is not in default of any of its obligations under this Lease, and that Landlord has not received more than one (1) month’s Rent in advance.

Article 10.00  LIENS

10.01                 Landlord’s Lien.  As security for payment of Rent, damages and all other payments required to be made by this Lease, Tenant hereby grants to Landlord a lien upon all property of Tenant now or subsequently located upon the Leased Premises.  If Tenant abandons or vacates any substantial portion of the Leased Premises or is in default in the payment of any Rent, damages, or other payments required to be made by this Lease or is in default of any other provision of this Lease, Landlord may enter upon the Leased Premises, by picking or changing locks if necessary, and take possession of all or any part of the personal property, and may sell all or any part of the personal property at a public or private sale, in one or successive sales, with or without notice, to the highest bidder for cash, and, on behalf of Tenant, sell and convey all or part of the personal property to the highest bidder, delivering to the highest bidder all of Tenant’s title and interest in the personal property sold.  The proceeds of the sale of the personal property shall be applied by Landlord toward the reasonable costs and expenses of the sale, including attorney’s fees, and then toward the payment of all sums then due by Tenant to Landlord under this Lease.  Any excess remaining shall be paid to Tenant or any other person entitled thereto by law.

10.02                 Uniform Commercial Code.  This Lease is intended as and constitutes a security agreement within the meaning of the Uniform Commercial Code of the state in which the Leased Premises are situated.  Landlord, in addition to the rights prescribed in this Lease, shall have all of the rights, titles, liens and interests in and to Tenant’s property, now or hereafter located upon the Leased Premises, which may be granted to a secured party, as that term is defined, under the

Uniform Commercial Code to secure to Landlord payment of all sums due and the full performance of all Tenant’s covenants under this Lease.  Tenant will on request execute and deliver to Landlord a financing statement for the purpose of perfecting Landlord’s security interest under this Lease or Landlord may file this Lease or a copy thereof as a financing statement.  Unless otherwise provided by law and for the purpose of exercising any right pursuant to this section, Landlord and Tenant agree that reasonable notice shall be met if such notice is given by ten (10) days written notice, certified mail, return receipt requested, to Landlord or Tenant at the addresses specified herein.

Article 11.00  DEFAULT AND REMEDIES

11.01                 Default by Tenant.  The following shall be deemed to be events of default by Tenant under this Lease:  (a) Tenant shall fail to pay when due any installment of Rent or any other payment required pursuant to this Lease and the failure is not cured within five (5) days after written notice to Tenant; (b) Tenant shall abandon the Leased Premises unless such abandonment occurs as a result of a sale or assignment allowed under Article 9.02 and the successor entity otherwise assumes the Lease; (c) Tenant shall fail to comply with any term, provision or covenant of this Lease, other than the payment of Rent, and the failure is not cured within twenty (20) days after written notice to Tenant; (d) Tenant shall file a petition or be adjudged bankrupt or insolvent under any applicable federal or state bankruptcy or insolvency law or admit that it cannot meet its financial obligations as they become due; or a receiver of trustee shall be appointed for all or substantially all of the assets of Tenant; or Tenant shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors; or (e) Tenant shall do or permit to be done any act which results in a lien being filed against the Leased Premises or the Building and/or the Property of which the Leased Premises are a part.

11.02                 Remedies for Tenant’s Default.  Upon the occurrence of any event of default set forth in this Lease, Landlord shall have the option to pursue any one or more of the remedies set forth herein without any notice or demand, (a) Landlord may enter upon and take possession of the Leased Premises, by picking or changing locks if necessary, and lock out, expel or remove Tenant and any other person who may be occupying all or any part of the Leased Premises without being liable for any claim for damages, and relet the Leased Premises on behalf of Tenant and receive the Rent directly by reason of the reletting.  Tenant agrees to pay Landlord on demand any deficiency that may arise by reason of reletting of the Leased Premises; further, Tenant agrees to reimburse Landlord for any expenditures made by it in order to relet the Leased Premises, including, but not limited to, remodeling and repair costs, (b) Landlord may enter upon the Leased Premises, by picking or changing locks if necessary, without being liable for any claim for damages, and do whatever Tenant is obligated to do under this Lease.  Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant’s obligations under this Lease; further, Tenant agrees that Landlord shall not be liable for any damages resulting to Tenant from effecting compliance with Tenant’s obligations under this Lease caused by the negligence of Landlord or otherwise, (c) Landlord may terminate this Lease, in which event Tenant immediately surrender the Leased Premises to Landlord, and if Tenant fails to surrender the Leased Premises, Landlord may, without prejudice to any other remedy which it may have for possession or arrearage in Rent, enter upon and take possession of the Leased Premises, by picking or changing locks if necessary, and lock out, expel or remove Tenant and any other person who may be occupying all or any part of the Leased

Premises without being liable for any claim for damages.  Tenant agrees to pay on demand the amount of all loss and damage which Landlord may suffer by reason of the termination of this Lease under this section, whether through inability to relet the Leased Premises on satisfactory terms or otherwise.  Notwithstanding any other remedy set forth in this Lease, in the event Landlord has made rent concessions of any type or character, or waived any Base Rent, and Tenant fails to take possession of the Leased Premises on the commencement or Completion Date or otherwise defaults at any time during the Term, the rent concessions, including any waived Base Rent, shall be canceled and the amount of the Base Rent or other rent concessions shall be due and payable immediately as if no rent concessions or waiver of any Base Rent had ever been granted.  A rent concession or waiver of the Base Rent shall not relieve Tenant of any obligation to pay any other charge due and payable under this Lease including without limitation any sum due under Section 2.03.  Notwithstanding anything contained in this Lease to the contrary, this Lease may be terminated by Landlord only by mailing or delivering written notice of such termination to Tenant, and no other act or omission of Landlord shall be construed as a termination of this Lease.

Article 12.00  RELOCATION-Intentionally deleted

Article 13.00  DEFINITIONS

13.01                 Abandon.  “Abandon” means the vacating of all of the Leased Premises by Tenant, whether or not Tenant is in default of payment of Rent due under this Lease.

13.02                 Act of God or Force Majeure.  An “Act of God” or “Force Majeure” is defined for purposes of this Lease as strikes, lockouts, sit-downs, material or labor restrictions by any governmental authority, unusual transportation delays, riots, floods, washouts, explosions, earthquakes, fire, storms, weather (including wet grounds or inclement weather which prevents construction), acts of the public enemy, wars, insurrections and any other cause not reasonably within the control of Landlord and which by the exercise of due diligence Landlord is unable, wholly or in part, to prevent or overcome.

13.03                 Building or the Property.  “Building” or “Property” as used in this Lease means the Building and/or the Property described in Section 1.02, including the Leased Premises and the land upon which the Building or the Property is situated.

13.04                 Commencement Date.  “Commencement Date” shall be the date set forth in Section 1.03.  The Commencement Date shall constitute the commencement of the Term for all purposes, whether or not Tenant has actually taken possession.

13.05                 Completion Date-Intentionally deleted.

13.06                 Square Feet.  “Square feet” or “square foot” as used in this Lease includes the area contained within the Leased Premises together with a common area percentage factor of the Leased Premises proportionate to the total Building and/or Property area.

Article 14.00  MISCELLANEOUS

14.01                 Waiver.  Failure of Landlord to declare an event of default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not constitute a waiver of the default, but Landlord shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease.  Pursuit of any one or more of the remedies set forth in Article 11.00 above shall not preclude pursuit of any one or more of the other remedies provided elsewhere in this Lease or provided by law, nor shall pursuit of any remedy constitute forfeiture or waiver of any Rent or damages accruing to Landlord by reason of the violation of any of the terms, provisions or covenants of this Lease.  Failure by Landlord to enforce one or more of the remedies provided upon an event of default shall not be deemed or construed to constitute a waiver of the default or of any other violation or breach of any of the terms, provisions and covenants contained in this Lease.

14.02                 Act of God.  Landlord shall not be required to perform any covenant or obligation in this Lease, or be liable in damages to Tenant, so long as the performance or non-performance of the covenant or obligation is delayed, caused or prevented by an Act of God, Force Majeure or by Tenant.

14.03                 Attorney’s Fees.  In the event Tenant defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Lease and Landlord places in the hands of an attorney the enforcement of all or any part of this Lease, the collection of any Rent due or to become due or recovery of the possession of the Leased Premises, Tenant agrees to pay Landlord’s costs of collection, including reasonable attorney’s fees for the services of the attorney, whether suit is actually filed or not.

14.04                 Successors.  This lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives, successors and assigns.  It is hereby covenanted and agreed that should Landlord’s interest in the Leased Premises cease to exist for any reason during the Term, then notwithstanding the happening of such event this Lease nevertheless shall remain unimpaired and in full force and effect, and Tenant hereunder agrees to attorn to the then owner of the Leased Premises.

14.05                 Rent Tax.  If applicable in the jurisdiction where the Leased Premises are situated, Tenant shall pay and be liable for all rent, sales and use taxes or other similar taxes, if any, levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Landlord by Tenant under this Lease.  Any such payment shall be paid concurrently with the payment of the Base Rent, Additional Rent, Operating Expenses or other charge upon which the tax is based as set above.

14.06                 Captions.  The captions appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of any section.

14.07                 Notice.  All Rent and other payments required to be made by Tenant shall be payable to Landlord at the address set forth in Section 1.05.  All payments required to be made by Landlord to Tenant shall be payable to Tenant at the address set forth in Section 1.05, or at any other address within the United States as Tenant may specify from time to time by written notice.  Any notice or document required or permitted to be delivered by this Lease shall be deemed to be delivered (whether or not actually received) when deposited in the United States Mail, postage prepaid, certified mail, return receipt requested, addressed to the parties at the respective addresses set forth in Section 1.05.

14.08                 Submission of Lease.  Submission of this Lease to Tenant for signature does not constitute a reservation of space or an option to lease.  This Lease is not effective until execution by and delivery to both Landlord and Tenant.

14.09                 Corporate Authority.  If Tenant executes this Lease as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby personally represent and warrant that Tenant is a duly authorized and existing corporation, that Tenant is qualified to do business in the state in which the Leased Premises are located, that the corporation has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation is authorized to do so.  In the event any representation or warranty is false, all persons who execute this Lease shall be liable, individually, as Tenant.

14.10                 Severability.  If any provision of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Lease and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

14.11                 Landlord’s Liability.  If Landlord shall be in default under this Lease and, if as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the right, title and interest of Landlord in the Building and the Property as the same may then be encumbered and neither Landlord nor any person or entity comprising Landlord shall be liable for any deficiency.  In no event shall Tenant have the right to levy execution against any property of Landlord nor any person or entity comprising Landlord other than its interest in the Building and the Property as herein expressly provided.

14.12                 Indemnity.  Landlord agrees to indemnify and hold harmless Tenant from and against any liability or claim, whether meritorious or not, arising with respect to any broker whose claim arises by, through or on behalf of Landlord.  Tenant agrees to indemnify and hold harmless Landlord from and against any liability or claim, whether meritorious or not, arising with respect to any broker whose claim arises by, through or on behalf of Tenant.

14.13                 Brokerage Fees.  Except as listed below, Tenant represents to Landlord that Tenant has not incurred any liability for commissions or similar compensation to third parties in connection with this Lease, and, except for commissions due Brokers, Tenant indemnifies Landlord against any liability arising from any claims for such compensation, including costs and reasonable attorney’s fees.  “Brokers” means Jones Lang LaSalle (Calvin T. Hull, Jr. and Stephen L. Holley, Jr.) and Harry B. Lucas Co (Andy Folmer and Rich Young).  Landlord has entered into separate agreements with Brokers.

Article 15.00  AMENDMENT AND LIMITATION OF WARRANTIES

15.01                 Entire Agreement.  IT IS EXPRESSLY AGREED BY TENANT, AS A MATERIAL CONSIDERATION FOR THE EXECUTION OF THIS LEASE, THAT THIS

LEASE, WITH THE SPECIFIC REFERENCES TO WRITTEN EXTRINSIC DOCUMENTS, IS THE ENTIRE AGREEMENT OF THE PARTIES, THAT THERE ARE, AND WERE, NO VERBAL REPRESENTATIONS, WARRANTIES, UNDERSTANDINGS, STIPULATIONS, AGREEMENTS OR PROMISES PERTAINING TO THIS LEASE OR TO THE EXPRESSLY MENTIONED WRITTEN EXTRINSIC DOCUMENTS NOT INCORPORATED IN WRITING IN THIS LEASE.

15.02                 Amendment.  THIS LEASE MAY NOT BE ALTERED, WAIVED, AMENDED OR EXTENDED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY LANDLORD AND TENANT.

15.03                 Limitation of Warranties.  LANDLORD AND TENANT EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE, AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE.

Article 16.00  SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed by their respective representatives thereunto duly authorized, as of the date first above written.

LANDLORD:

6340 INTERNATIONAL LTD, a Texas limited partnership

By:	Orion Realty Advisors, Inc., a Texas
corporation, its property manager

	By:	/s/ Joseph W. Dingman
Joseph W. Dingman
President

TENANT:

Westec Acquisition Corp., a Delaware corporation

By:	/s/ Brent Dunn
Name:	Brent Dunn
Title:	CEO

EXHIBIT A

Description of the Property

BEING a tract of land situated in the MARY A. TAYLOR SURVEY, Abstract No. 897, in the City of Plano, Collin County, Texas, and also being all of Lot 1, Block A of International Business Park Addition, an addition to the City of Plano, as recorded in Cabinet ‘N’, Page 28, of the Map Records of Collin County, Texas and being more particularly described as follows:

BEGINNING at a brass cap monument found at the most northeasterly corner of Lot 1R, Block A, of the BILLINGSLEY OFFICE BUILDING ADDITION, an addition to the City of Plano, as recorded in Cabinet ‘J’, Page 891, of the Map Records of Collin County, Texas, said monument being found in the southerly R.O.W. line of International Parkway, (110’ R.O.W.) as recorded in Cabinet ‘D’, Page 116, of the Map Records of Collin County, Texas, and also being the beginning of a curve to the left, said curve having a radius of 1055.00 feet and a chord bearing South 72 degrees, 17 minutes, 21 seconds East, a distance of 240.86 feet;

THENCE, along said southerly R.O.W. line of International Parkway (110’ R.O.W.) and also along said curve to the left, through a central angle of 13 degrees 6 minutes, 33 seconds and an arc length of 241.38 feet, to an “X” cut set in concrete;

THENCE, departing said southerly R.O.W. line of International Parkway, (110’ R.O.W.), South 00 degrees, 25 minutes, 56 seconds West, a distance of 451.30 feet, to a brass cap monument found for corner in the north line of a tract of land conveyed to HENRY BILLINGSLEY, by deed as recorded in County Clerk’s File No. 94-0067322, of the Deed Records of Collin County, Texas;

THENCE, along said north line of BILLINGSLEY tract, North 88 degrees, 59 minutes, 45 seconds West, a distance of 230.00 feet, to a 1/2 inch iron rod found for comer in the east line of said lot 1R, Block A;

THENCE, along said east line of Lot 1R, Block A, North 00 degrees, 25 minutes, 56 seconds East, a distance of 520.54 feet to the POINT OF BEGINNING.

CONTAINING within these metes and bounds, 2.540 acres or 110,647 square feet of land, more or less.  Bearings shown hereon are based upon the east line of Lot 1R, Block A, of the BILLINGSLEY OFFICE BUILDING ADDITION, an addition to the City of Plano, as recorded in Cabinet ‘j’, Page 891, of the Map Records of Collin County, Texas.

TOGETHER WITH EASEMENT RIGHTS, if any, created by Mutual Access and Utility Easement Agreement recorded in Volume 4490, Page 2890, Deed Records, Collin County, Texas.

A-1

EXHIBIT “B”

RULES AND REGULATIONS

1.                                      Landlord agrees to furnish Tenant two keys without charge.  Additional keys will be furnished at a nominal charge.  Tenant shall not change locks or install additional locks on doors without prior written consent of Landlord.  Tenant shall not make or cause to be made duplicates of keys procured from Landlord without prior approval of Landlord.  All keys to Leased Premises shall be surrendered to Landlord upon termination of this Lease.

2.                                      Tenant will refer all contractors, contractor’s representatives and installation technicians rendering any service on or to the Leased Premises for Tenant to Landlord for Landlord’s approval before performance of any contractual service.  Tenant’s contractors and installation technicians shall comply with Landlord’s rules and regulations pertaining to construction and installation.  This provision shall apply to all work performed on or about the Leased Premises or the Property, including installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings and equipment or any other physical portion of the Leased Premises or the Property.

3.                                      Tenant shall not at any time occupy any part of the Leased Premises or the Property as sleeping or lodging quarters.

4.                                      Tenant shall not place, install or operate on the Leased Premises or in any part of the Building or the Property any engine, stove or machinery, or conduct mechanical operations or cook thereon or therein, or place or use in or about the Leased Premises, the Building or the Property any explosives, gasoline, kerosene, oil, acids, caustics, or any flammable, explosive or hazardous material without written consent of Landlord.

5.                                      Landlord will not be responsible for lost or stolen personal property, equipment, money or jewelry from the Leased Premises or the Property regardless of whether such loss occurs when the area is locked against entry or not.

6.                                      No dogs, cats, fowl, or other animals shall be brought into or kept in or about the Leased Premises or the Property.

7.                                      Employees of Landlord shall not receive or carry messages for or to any Tenant or other person or contract with or render free or paid services to any Tenant or to any of Tenant’s agents, employees or invitees.

8.                                      None of the parking, plaza, recreation or lawn areas, entries, passages, doors, elevators, hallways or stairways shall be blocked or obstructed or any rubbish, litter, trash, or material of any nature placed, emptied or thrown into these areas or such area used by Tenant’s agents, employees or invitees at any time for purposes inconsistent with their designation by Landlord.

9.                                      The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed, and any damage resulting to them from misuse or by the defacing or injury of any part of the Building and/or the Property shall be borne by the person who shall occasion it.  No person shall waste water by interfering with the faucets or otherwise.

10.                               No person shall disturb occupants of the Building and/or the Property by the use of any radios, record players, tape recorders, musical instruments, the making of unseemly noises or any unreasonable use.

11.                               Nothing shall be thrown out of the windows of the Building or down the stairways or other passages.

12.                               Tenant and its employees, agents and invitees shall park their vehicles only in those parking areas designated by Landlord.  Tenant shall furnish Landlord with state automobile license numbers of Tenant’s vehicles and its employees’ vehicles within five (5) days after taking possession of the Leased Premises and shall notify Landlord of any changes within five (5) days after such change occurs.  Tenant shall not leave any vehicle in a state of disrepair (including without limitation, flat tires, out of date inspection stickers or license plates) on the Leased Premises or the Property.  If Tenant or its employees, agents or invitees park their vehicles in areas other than the designated parking areas or leave any vehicle in a state of disrepair, Landlord, after giving written notice to Tenant of such violation, shall have the right to remove such vehicles at Tenant’s expense.

13.                               Parking in a parking garage or area shall be in compliance with all parking rules and regulations including any sticker or other identification system established by Landlord.  Failure to observe the rules and regulations shall terminate Tenant’s right to use the parking garage or area and subject the vehicle in violation of the parking rules and regulations to removal and impoundment.  No termination of parking privileges or removal of impoundment of a vehicle shall create any liability on Landlord or be deemed to interfere with Tenant’s right to possession of its Leased Premises.  Vehicles must be parked entirely within the stall lines and all directional signs, arrows and posted speed limits must be observed.  Parking is prohibited in areas not striped for parking, in areas, where “No Parking” signs are posted, on ramps, in cross hatched areas, and in other areas as may be designated by Landlord.  Parking stickers or other forms of identification supplied by Landlord shall remain the property of Landlord and not the property of Tenant and are not transferable.  Every person is required to park and lock his vehicles.  All responsibility for damage to vehicles or persons is assumed by the owner of the vehicle or its driver.

14.                               Movement in or out of the Building of furniture or office supplies and equipment, or dispatch or receipt by Tenant of any merchandise materials which requires use of elevators or stairways, or movement through the Building entrances or lobby, shall be restricted to hours designated by Landlord.  All such movement shall be under supervision of Landlord and carried out in the manner agreed between Tenant and Landlord by prearrangement before performance.  Such prearrangement will include determination by Landlord of time, method, and routing of movement and limitations imposed by safety or other concerns which may prohibit any article, equipment or any other item from being brought into the Building.  Tenant assumes, and shall indemnify Landlord against, all risks and claims of damage to persons and properties arising in connection with any said movement.

15.                               Landlord shall not be liable for any damages from the stoppage of elevators for necessary or desirable repairs or improvements or delays of any sort or duration in connection with the elevator service.

16.                               Tenant shall not lay floor covering within the Leased Premises without written approval of the Landlord.  The use of cement or other similar adhesive materials not easily removed with water is expressly prohibited.

17.                               Tenant agrees to cooperate and assist Landlord in the prevention of canvassing, soliciting and peddling within the Building or the Property.

18.                               Landlord reserves the right to exclude from the Building or the Property, between the hours of 6:00 p.m. and 7:00 a.m. on weekdays and at all hours on Saturday, Sunday and legal holidays, all persons who are not known to the Building or the Property security personnel and who do not present a pass to the Building signed by the Tenant.  Each Tenant shall be responsible for all persons for whom he supplies a pass.

19.                               It is Landlord’s desire to maintain in the Building or the Property the highest standard of dignity and good taste consistent with comfort and convenience for Tenants.  Any action or condition not meeting this high standard should be reported directly to Landlord.  Your cooperation will be mutually beneficial and sincerely appreciated.  Landlord reserves the right to make such other and further reasonable rules and regulations as in its judgment may from time to time be necessary, for the safety, care and cleanliness of the Leased Premises and for the preservation of good order therein.